Exhibit 16.1

Michael F. Cronin, CPA

687 Lee Road, Ste 210 Rochester, NY 14606	Phone: (407) 754-7027 email: mikeccpa@aol.com	1574 Eagle Nest Circle Winter Springs, FL 32708

February 7, 2011

Securities & Exchange Commission
100 F Street NE
Mail Stop 6010
Washington, DC 20549

Dear Sir/Madam:

American Biogenetic Sciences, Inc. (the “Company”) has made available to me a copy of its Current Report on Form 8-K, dated February 8, 2011 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

Michael F. Cronin
s/ Michael F. Cronin

Certified Public Accountant
NY, FL